Exhibit 8.2

[Letterhead of Linklaters LLP]

Deutsche Börse AG

Mergenthalerallee 61

65760 Eschborn

Germany

May 2, 2011

Ladies and Gentlemen:

Reference is made to Amendment No. 2 to the Registration Statement on Form F-4, as filed May 2, 2011 (the “Registration Statement”), of Alpha Beta Netherlands Holding N.V., a naamloze vennootschap organized under the laws of the Netherlands (“Holdco”), including the exchange offer prospectus forming a part thereof relating to the exchange offer of Holdco shares for Deutsche Börse AG shares (the “Exchange Offer Prospectus”).

The Exchange Offer Prospectus sets forth our opinion in the section entitled “MATERIAL TAX CONSIDERATIONS”.

We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Yours sincerely

/s/ Linklaters LLP

Linklaters LLP